                                                                    EXHIBIT 99.2

                               EOG RESOURCES, INC.

        Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series A

                     Liquidation Preference $1,000 Per Share

                                 ---------------

                               PURCHASE AGREEMENT


                                                                December 7, 1999


Lehman Brothers Inc.
Banc of America Securities LLC
Goldman, Sachs & Co.
c/o Lehman Brothers Inc.
3 World Financial Center
New York, New York 10285

Ladies and Gentlemen:

         EOG Resources, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Lehman Brothers Inc., Banc of America Securities LLC and Goldman, Sachs & Co. (collectively, the "Purchasers," which term shall also include any purchaser substituted as hereinafter provided in Section 11), acting severally and not jointly, the number of shares set forth opposite their respective names on Annex I hereto, of the Preferred Stock of the Company specified above (the "Shares") for resale by the Purchasers, acting severally and not jointly, to "qualified institutional buyers" in reliance upon Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), or to certain institutional accredited investors in accordance with Section 3 of this Agreement.

         1. The Company represents and warrants to, and agrees with, each Purchaser that:

                  (a) A preliminary offering memorandum dated December 2, 1999 and an offering memorandum dated December 7, 1999 in respect of the Shares has been prepared in connection with the offering of the Shares (such preliminary offering memorandum, including the documents incorporated by reference therein, is herein called the "Preliminary Offering Memorandum" and the offering memorandum, including the documents incorporated by reference therein, is herein called the "Offering Memorandum"); and the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto do not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchasers expressly for use therein;

                  (b) The documents incorporated or deemed incorporated by reference in the Offering Memorandum at the time they were or are hereafter filed with the Securities and Exchange Commission (the "SEC") complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC thereunder, and such documents have been or will be timely filed with the SEC;

                  (c) Since the respective dates as of which information is given in the Offering Memorandum, there has not been any material adverse change in the general affairs, prospects, management, financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Memorandum;

                  (d) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware; has full power and authority (corporate and other) to own its properties and to conduct its business as such business is described in the Offering Memorandum, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company;

                  (e) The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Offering Memorandum; such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable; none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company; and the Shares have been duly authorized by the Company for issuance and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor set forth herein, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company;



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                  (f) Each of the Company's subsidiaries has been duly
         incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse affect on the Company and its consolidated subsidiaries, taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

                  (g) This Agreement has been duly authorized, executed and delivered by the Company; the Registration Rights Agreement referred to in the Offering Memorandum (the "Registration Rights Agreement") has been duly authorized by the Company and, when executed and delivered by the Company and the other parties thereto, the Registration Rights Agreement will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors' rights generally and to general equity principles; and the Shares and the Registration Rights Agreement will conform to the descriptions thereof in the Offering Memorandum;

                  (h) The issuance and delivery of the Shares and the execution and delivery of the Registration Rights Agreement and this Agreement, the consummation of the transactions therein and herein contemplated and the compliance with the terms thereof and hereof are within the Company's corporate powers, and do not and will not conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation, as amended or restated, or By-laws of the Company, or any indenture, mortgage or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective property or assets is subject, or any existing applicable law, rule, regulation, judgment, order or decree of any domestic government, governmental instrumentality or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such governmental instrumentality or court is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, the terms of the Shares or the Registration Rights Agreement referred to in the Offering Memorandum, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Shares by the Purchasers;



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                  (i) Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company or such subsidiary, would individually or in the aggregate have a material adverse effect on the financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole or that could adversely affect the consummation of the transactions contemplated by this Agreement, the terms of the Shares or the Registration Rights Agreement; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or by others;

                  (j) The Company and its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental regulatory officials and bodies that are necessary to own or lease their respective properties and conduct their respective businesses as described in the Offering Memorandum, except for such licenses, franchises, permits, authorizations, approvals, orders and concessions the failure to obtain which will not have a material adverse effect on the financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole;

                  (k) When the Shares are issued and delivered pursuant to this Agreement, none of the Shares will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system;

                  (l) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (m) Neither the Company nor any person acting on behalf of the Company has offered or sold the Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;

                  (n) The Company is subject to the reporting requirements of
         Section 13 or 15 of the Exchange Act; and

                  (o) The Company is not subject to any obligation, duty or liability imposed on it as a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," or an "affiliate" of a "subsidiary company" of a "holding company," in each case as such term is defined in Public Utility Holding Company Act of 1935, as amended ("PUHCA").



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         2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, at a purchase price of $980.00 per share, the number of Shares set forth opposite its name on Annex I hereto.

         The Company hereby confirms to each Purchaser that, within the preceding 12 months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Shares, or any securities of the same or a similar class as any of the Shares, other than Shares offered or sold to the Purchasers.

         3. Upon the authorization by the Company of the release of the Shares, each Purchaser, acting severally and not jointly, proposes to offer the Shares for resale upon the terms and conditions set forth in this Agreement, the Offering Memorandum (including the restrictions set forth under the caption "Notice to Investors" therein), the terms of the Shares and the legend on the certificates for the Shares, and each Purchaser hereby represents and warrants to, and agrees with, the Company that:

                  (a) It will offer or sell the Shares only to (i) persons who it reasonably believes are "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of such Rule 144A or (ii) a limited number of persons that it reasonably believes to be and, with respect to sales, are accredited investors, as such term is defined in Rule 501(a)(1), (2),
         (3) or (7) under the Securities Act ("Institutional Accredited Investors");

                  (b) It is an "accredited investor" within the meaning of Rule 501 under the Securities Act; and

                  (c) It will not offer or sell Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

         4. Certificates for the Shares to be purchased by the Purchasers hereunder, in definitive global form, registered in the name of Cede & Co., shall be delivered by or on behalf of the Company to the Purchasers through the facilities of The Depository Trust Company for the account of the Purchasers, against payment by the Purchasers or on their behalf of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company. Lehman Brothers Inc. may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any other Purchaser hereunder whose funds have not been received by the Time of Delivery (as defined below), but such payment shall not relieve such Purchaser from its obligations hereunder. The closing of the sale and purchase of the Shares shall be held at the offices of Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, 711 Louisiana Street, Houston, Texas, except that physical delivery of the certificates for the Shares may be made at the offices of Bank of New York on behalf of The Depository Trust Company. The time and date of such delivery



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and payment with respect to the Shares shall be at 9:00 a.m., Houston time, on
December 10, 1999 or at such other time and date as the Purchasers and the Company may agree upon in writing, such time and date for delivery being herein called the "Time of Delivery."

         5. The Company agrees with each Purchaser as follows:

                  (a) To prepare the Offering Memorandum in a form approved by the Purchasers, to make no further amendment or any supplement to the Offering Memorandum which shall be disapproved by the Purchasers promptly after reasonable notice thereof; and to advise the Purchasers promptly of any such amendment or supplement after the Time of Delivery and to furnish the Purchasers with copies thereof;

                  (b) To cooperate with the Purchasers in qualifying the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Purchasers may reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject;

                  (c) To furnish the Purchasers and their counsel with four copies of the Offering Memorandum and each amendment or supplement thereto signed for purposes of identification by an authorized officer of the Company, and to furnish such additional quantities thereof as any Purchaser may from time to time reasonably request, and if, at any time prior to completion of the resale of the Shares by any Purchaser, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify each Purchaser and upon a Purchaser's request to prepare and furnish without charge to any Purchaser and to any dealer in securities as many copies as such Purchaser may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

                  (d) During the period beginning from the date hereof and continuing until the expiration of six months after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to the Shares without the prior written consent of each Purchaser;



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                  (e) During the period of two years after the sale of the
         Shares to the Purchaser hereunder, not to resell or permit any affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Shares that have been reacquired by the Company or any of its affiliates;

                  (f) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

                  (g) So long as the Shares are outstanding, for the benefit of the holders of Shares from time to time, to file with SEC on a timely basis and otherwise in accordance with the rules and regulations of the SEC, annual reports on Form 10-K and interim reports on Forms 10-Q and 8-K, or, in each case, the successor form thereto; and

                  (h) From the date hereof to the Time of Delivery, not to, directly or indirectly, sell, offer to sell, contract to sell, grant an option to purchase, issue any instrument convertible into or exchangeable for, or otherwise issue securities of the Company or its subsidiaries similar to, the Shares without the prior written approval of each Purchaser.

         6. The Company covenants and agrees with each Purchaser that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Shares, the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum and amendments and supplements thereto and the mailing and delivering of copies thereof to each Purchaser and dealers;
(ii) the cost of printing or producing this Agreement, the Registration Rights Agreement, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Shares;
(iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of a single counsel for the Purchasers in connection with such qualification and in connection with any Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Shares; (v) the cost of preparing certificates representing the Shares; (vi) the cost of qualifying the Shares with The Depository Trust Company; (vii) the reasonable fees and disbursements of counsel for the Purchasers; (viii) all fees and expenses in connection with listing the Shares on any stock exchange(s); (ix) all fees and expenses of any transfer agent and registrar; and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and Section 10 hereof, each Purchaser will pay all of its own costs and expenses, including transfer taxes, if any, on resale of any of the Shares by it.



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         7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) Bracewell & Patterson, L.L.P., counsel for the Purchasers, shall have furnished to them such opinion or opinions, dated the Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares, the due authorization, execution and delivery of this Agreement and the Registration Rights Agreement, the Offering Memorandum, and other related matters as the Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (b) (A) Fulbright & Jaworski L.L.P., counsel for the Company, shall have furnished to the Purchasers an opinion, dated the Time of Delivery, in form and substance satisfactory to the Purchasers, to the effect that:

                           (i) The Company has authorized capitalization as set
                  forth in the Offering Memorandum;

                           (ii) The Shares have been duly authorized by the
                  Company for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor set forth herein, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any shareholder of the Company; the relative rights, preferences, interests and powers of the holders of the Shares are as set forth in the Certificate of Designation relating thereto, and all such provisions are valid under the laws of the State of Delaware; and the Shares conform in all material respects to the description thereof contained in the Offering Memorandum;

                           (iii) The Purchase Agreement has been duly
                  authorized, executed and delivered by the Company;

                           (iv) The Registration Rights Agreement has been duly
                  authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other party or parties thereto, constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors' rights generally and to general equity principles and such counsel need not express any opinion as to the



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                  enforceability of any provisions of the Registration Rights
                  Agreement relating to indemnity and contribution, and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum;

                           (v) No registration of the Shares under the
                  Securities Act is required for the offer, sale and initial resale of the Shares in the manner contemplated by this Agreement and the Offering Memorandum;

                           (vi) The issuance and delivery of the Shares, the
                  execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation of the transactions herein and therein contemplated and the compliance with the terms of this Agreement and the Registration Rights Agreement, do not and will not conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation, as amended or restated, or the By-laws of the Company;

                           (vii) The Company is not, and after the consummation
                  of the sale of the Shares contemplated by this Agreement will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act; and

                           (viii) The Company is not subject to, or is exempt
                  from, regulation as a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," or an "affiliate" of a "subsidiary company" of a "holding company," in each case as such term is defined in PUHCA.

                           (B) Barry Hunsaker, Jr., Senior Vice President and General Counsel of the Company, shall have furnished to the Purchasers an opinion, dated the Time of Delivery, in form and substance satisfactory to the Purchasers, to the effect that:

                           (i) The Company is a corporation duly incorporated,
                  validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and conduct its business as such business is described in the Offering Memorandum;

                           (ii) The issuance and delivery of the Shares and the
                  execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation of the transactions herein and therein contemplated and the compliance with the terms of the Shares, this Agreement and the Registration Rights Agreement, do not and will not conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation, as amended or restated, or By-laws of the Company, or any indenture,



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                  mortgage or, to such counsel's knowledge, other agreement or instrument to which the Company or any of its subsidiaries listed on Annex II hereto (the "Major Subsidiaries") is a party or to which any of the properties or assets of any of them is subject, or any existing applicable law, rule, regulation, judgment, order or decree of any domestic government, governmental instrumentality or court known to such counsel and having jurisdiction over the Company or any Major Subsidiary or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such governmental instrumentality or court is required for the issue and sale of the Shares pursuant to and in accordance with the terms of this Agreement and as contemplated by the Offering Memorandum or the consummation by the Company of the transactions contemplated by this Agreement or the Registration Rights Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Shares by the Purchasers;

                           (iii) Each of the Major Subsidiaries is a corporation
                  duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to own its properties and to conduct its business as such business is described in the Offering Memorandum;

                           (iv) Each document filed with the SEC pursuant to the
                  Exchange Act (except for the reports of experts pertaining to natural resource reserves and the financial statements and other financial data included in the Offering Memorandum, as to which such council need express no opinion) which is incorporated by reference in the Offering Memorandum, complied as to form, when so filed, in all material respects with requirements of the particular form of the SEC upon which it was filed;

                           (v) Other than as set forth in the Offering
                  Memorandum, there are no legal or governmental proceedings pending to which the Company or any Major Subsidiary is a party or of which any property or assets of the Company or a Major Subsidiary is the subject which, if determined adversely to the Company or such Major Subsidiary, would individually or in the aggregate have a material adverse effect on the consolidated financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole or that could adversely affect the consummation of the transactions contemplated by this Agreement; and to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others; and

                           (vi) The descriptions in the Offering Memorandum of
                  statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information contained therein.



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                           Such opinions shall also contain a statement to the
                  effect that no facts have come to such counsel's attention that has caused such counsel to believe that the Offering Memorandum (except for the financial statements and schedules, natural resource reserve reports or other financial and reserve data included in the Offering Memorandum, as to which such counsel need express no belief) and any further amendments or supplements thereto made by the Company prior to the Time of Delivery contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) On the date hereof and also at the Time of Delivery, Arthur Andersen LLP shall have furnished to the Purchasers letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Purchasers, to the effect set forth in Annex III hereto as to financial information in the Offering Memorandum relating to the Company;

                  (d) (i) The Company shall not have sustained since the date of its latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, and (ii) since the respective dates of which information is given in the Offering Memorandum there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, prospects, management, financial position, stockholder's equity or results of operations of the Company otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in Clause (i) or (ii), is in the Purchasers' judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Shares for resale or the delivery of the Shares on the terms and in the manner contemplated in this Agreement and the Offering Memorandum;

                  (e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any securities of the Company by any "nationally recognized statistical rating organization," as that term is defined for purposes of Rule 436(g)(2) under the Securities Act and
         (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the securities of the Company;

                  (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation

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         of hostilities involving the United States or the declaration by the
         United States of a national emergency or war; if the effect of any such event specified in clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of, or materially impairs the ability of the Purchasers to purchase, hold or effect resales of, the Shares on the terms and in the manner contemplated by this Agreement and the Offering Memorandum; and

                  (g) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to the Purchasers as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (d) of this Section and as to such other matters as you may reasonably request.

         8. (a) The Company will indemnify and hold harmless each Purchaser and each person, if any, who controls each Purchaser within the meaning of
         Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or any report furnished to securityholders and not otherwise deemed to be included in the Offering Memorandum, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as
                  incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the indemnity set forth in this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto).

                  (b) Each Purchaser agrees to indemnify and hold harmless the Company, directors of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of each Purchaser expressly for use therein.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Purchasers, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
         Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

                  (e) If the indemnification provided for in this Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses but after deducting the total fee or commission received by the Purchasers) received by the Company and the total fee or commission received by the Purchasers bear to the aggregate initial public offering price of the Shares. The relative fault of the Company on the one hand and the Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8(e), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased and resold by it were resold to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8(e), each person, if any, who controls a Purchaser within the meaning of Section 15 of the Securities Act or
         Section 20 of the Exchange Act shall have the same rights to contribution as such Purchaser; and each director of the Company, and each person, if any, who controls the Company within the meaning of
         Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such flatulent misrepresentation. The Purchasers' obligations to contribute as provided in this Section 8(e) are several and not joint.

                  (f) The Purchasers hereby confirm and the Company acknowledges that the statements made in (i) the last full paragraph on the cover page of the Preliminary Offering Memorandum and of the Offering Memorandum concerning the terms of the offering of the Shares by the Purchasers; and (ii) the second sentence of the seventh paragraph of the text under the caption "Offer and Resale" in the Preliminary Offering Memorandum and the Offering Memorandum, concerning the intention of the Purchasers to make a market in the Shares, constitute the only written information furnished to the Company by or on behalf of the Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto).

         9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         10. If for any reason, the Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers for all out-of-pocket expenses approved in writing by the Purchasers, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Shares, but the Company shall then be under no further liability to the Purchasers except as provided in
Section 6 and Section 8 hereof.

         11. If any of the Purchasers shall fail at the Time of Delivery to purchase the Shares which it is obligated to purchase under this Agreement (the "Defaulted Shares"), the remaining Purchaser(s) (the "Non-Defaulting Initial Purchaser(s)") shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements to purchase (alone or together with any other purchasers) all, but not less than all, of the Defaulted Shares upon the terms herein set forth. If, however, the Non-Defaulting Initial Purchaser(s) shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the Non- Defaulting Initial Purchaser(s).

         No action taken pursuant to this Section 11 shall relieve any defaulting Initial Purchaser from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, then either the Non-Defaulting Initial Purchaser(s) or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

         12. All statements, requests, notices, and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to them in care of Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285, Attention: Kevin Genirs, Facsimile No. (212) 526-2198; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to it at 1200 Smith Street, Suite 300, Houston, Texas, 77002, Attention: David Looney, Vice President, Finance, Facsimile No.
(713) 651-6980. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Company, the Purchasers and, to the extent provided in Section 8 and Section 9 hereof, the directors of the Company and each person who controls the Company or the Purchasers, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence in this Agreement. As used herein, the term "business day" shall mean any day when banks in the Borough of Manhattan, The City of New York are open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

'         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company in accordance with its terms.

                                       Very truly yours,

                                       EOG RESOURCES, INC.


                                       By:  /s/ DAVID R. LOONEY
                                          --------------------------------------
                                          Name:  David R. Looney
                                          Title: Vice President, Finance


Accepted as of the date hereof:

LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.

By: LEHMAN BROTHERS INC.


    By: /s/ SIGNATURE ILLEGIBLE
       -------------------------------
       Name:
       Title:

                                                                         ANNEX I


Initial Purchaser
-----------------
                                                                                             Number of
                                                                                               Shares
                                                                                          to be Purchased
                                                                                          ---------------
Lehman Brothers Inc............................................................                 66,000
Banc of America Securities LLC.................................................                 17,000
Goldman, Sachs & Co............................................................                 17,000
                                                                                               -------
                 Total.........................................................                100,000

                                                                        ANNEX II

                           LIST OF MAJOR SUBSIDIARIES


EOG Resources International, Inc.

EOG Resources Marketing, Inc.

EOG Resources Canada Inc.

EOG-Canada, Inc.

EOG Resources Trinidad Limited

                                                                       ANNEX III

                          DESCRIPTION OF COMFORT LETTER
                            PERTAINING TO THE COMPANY

         Pursuant to Section 7(c) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

                  (i) They are independent certified public accountants with respect to the Company within the meaning of the Code of Professional Ethics and Rules of Conduct of the American Institute of Certified Public Accountants;

                  (ii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five fiscal years included in the Offering Memorandum agrees with the corresponding amounts (after restatements where applicable) in the Company's audited consolidated financial statements for such fiscal years;

                  (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included in the Offering Memorandum, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) the unaudited consolidated statements of income,
                  consolidated balance sheets and consolidated statements of cash flows included in the Offering Memorandum are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Memorandum;

                           (B) any other unaudited income statement data and
                  balance sheet items included in the Offering Memorandum do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Memorandum;

                           (C) the unaudited financial statements which were not
                  included in the Offering Memorandum but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement



                                      III-1
                  data and balance sheet items included in the Offering Memorandum and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Memorandum;

                           (D) any unaudited pro forma consolidated condensed
                  financial statements included in the Offering Memorandum do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (E) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Company, or any decreases in consolidated net current assets or net assets or other items specified by the Purchasers, or any increases in any items specified by the Purchasers, in each case as compared with amounts shown in the latest balance sheet included in the Offering Memorandum, except in each case for changes, increases or decreases which the Offering Memorandum discloses have occurred or may occur or which are described in such letter; and

                           (F) for the period from the date of the latest
                  financial statements included in the Offering Memorandum to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Purchasers, or any increases in any items specified by the Purchasers, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Purchasers, except in each case for decreases or increases which the Offering Memorandum discloses have occurred or may occur or which are described in such letter.

                  (iv) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Memorandum (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal control of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

                  (v) In addition to the audit referred to in their report(s) included in the Offering Memorandum and the limited procedures, inspection of minute books, inquiries and other



                                      III-2
         procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Purchaser, which are derived from the general accounting records of the Company and its subsidiaries, which are included in the Offering Memorandum and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.



                                      III-3